     As filed with the Securities and Exchange Commission on February 14, 2000
                                                           Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                  -------------

                               INFONAUTICS, INC.
             (Exact name of registrant as specified in its charter)

          Pennsylvania                               23-2707366
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

900 West Valley Road, Suite 1000
      Wayne, Pennsylvania                         19087
(Address of principal executive offices)        (Zip Code)

                              Amended and Restated
                          1996 Equity Compensation Plan
                            (Full title of the plans)

                             DAVID VAN RIPER MORRIS
                             Chief Executive Officer
                                Infonautics, Inc.
                        900 West Valley Road, Suite 1000
                            Wayne, Pennsylvania 19087
                     (Name and address of agent for service)

                                  610-971-8840
          (Telephone number, including area code, of agent for service)

                                  -------------

                         COPY OF ALL COMMUNICATIONS TO:

                             DAVID R. KING, ESQUIRE
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                           Philadelphia, PA 19103-2921
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

    Title of securities           Amount to be            Proposed maximum           Proposed maximum             Amount of
     to be registered              registered              offering price                aggregate            registration fee
                                                             per share                offering price

Class A Common                1,000,000 shares(2)             $7.83(1)                $7,828,000 (1)             $2,067
Stock, no par value

=========================== ========================= ========================= ============================ ====================

---------------
(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on February 7, 2000 as reported on the Nasdaq Small Cap Market.

(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

--------------------------------------------------------------------------------
         This registration statement on Form S-8 (the "Registration Statement") relates to the registration of an additional 1,000,000 shares (the "Shares") of Class A Common Stock, no par value. The Shares are securities of the same class and relating to the same employee benefit plan, the 1996 Equity Compensation Plan, as amended, as those shares registered in the Registrant's registration statements on Form S-8, previously filed with the Securities and Exchange Commission on August 11, 1998, October 9, 1997 and September 18, 1996. The earlier registration statements on Form S-8, Registration Nos. 333-61181, 333-37545 and 333-12279, are hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.           EXHIBITS.

Exhibit
NUMBER                              EXHIBIT

4.1 1996 Equity Compensation Plan, as amended and restated as of August 18, 1999.

5.1 Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1     Power of Attorney (set forth on the signature page of this Registration
         Statement).

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on this 14th day of February, 2000.

                                     INFONAUTICS, INC.

                                     By: /s/ DAVID VAN RIPER MORRIS
                                         ----------------------------
                                           David Van Riper Morris
                                           CHIEF EXECUTIVE OFFICER

        KNOW ALL MEN BY THESE PRESENTS, that the Securities Act of 1933, each person whose signature appears below makes, constitutes and appoints Gerard J. Lewis, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith and hereby ratifies and confirms all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           CAPACITY                                       DATE

/s/DAVID VAN RIPER MORRIS          Principal Executive Officer and         February 14, 2000
----------------------------       Director
David Van Riper Morris

/s/ FEDERICA F. O'BRIEN            Principal Financial and                 February 14, 2000
----------------------------       Accounting Officer
Federica F. O'Brien

/s/ ISRAEL J. MELMAN               Director                                February 14, 2000
----------------------------
Israel J. Melman

/s/ HOWARD L. MORGAN               Director                                February 14, 2000
----------------------------
Howard L. Morgan

                                   Director                                February 14, 2000
----------------------------
Lloyd N. Morrisett

                                   Director                                February 14, 2000
----------------------------
Brian Segal

/s/ LESTER WUNDERMAN               Director                                February 14, 2000
----------------------------
Lester Wunderman

                                  EXHIBIT INDEX

    Exhibit
      NO.                                   DESCRIPTION

      4.1 1996 Equity Compensation Plan, as amended and restated as of August 18, 1999.

      5.1 Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

     23.1       Consent of PricewaterhouseCoopers LLP.

     23.2       Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
                5.1).

     24.1 Power of Attorney (set forth on the signature page of this Registration Statement).